Exhibit 99.1

Applied DNA Reports Fiscal Third Quarter 2019 Financial Results

Company to Hold Conference Call and Webcast Today,
Tuesday, August 13, 2019 at 4:30 PM EST.

STONY BROOK, N.Y. – August 13, 2019 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the "Company"), announced consolidated financial results for the fiscal 2019 third quarter ended June 30, 2019. “Our fiscal third quarter performance reflects our continuing abilities to monetize our molecular taggant technology and our diagnostic and therapeutic platforms while also realigning our cost structure and reorienting our sales and business development efforts to support new opportunities,” said Dr. James A. Hayward, chairman, president and CEO of Applied DNA. “Revenues increased over 100% this quarter over the same period last fiscal year and increased 164% quarter over quarter, supplemented by the receipt of a $1 million cash payment under the terms of our exclusive licensing agreement with TheraCann International Benchmark Corporation (TheraCann).”

“After the close of the quarter we received a written delisting notice from Nasdaq regarding our non-compliance with the requirements for a $1.00 bid price and $35 million market value of listed securities. We are diligently working to comply with all applicable requirements for continued listing on Nasdaq and we intend to submit a plan to that effect to the NASDAQ Hearings Panel as part of the hearing process,” continued Dr. Hayward. “As part of our plan, we secured a non-binding term sheet from TheraCann for the outstanding $4 million balance under our licensing agreement in the form of $4 million in convertible preferred stock as well as an incremental $1 million convertible note. We also raised $1.5 million through a convertible note offering, which increases our current convertible notes outstanding to approximately $3.7 million. If any portion of these notes were to convert into common stock, it would increase our equity as a further step towards facilitating Nasdaq compliance. We are engaged in Nasdaq’s appeal process, and I am pleased to report that we have secured a hearing for September 19, 2019 that allows us additional time to execute on the balance of our plan. However, we can not provide assurance that we will be successful in our NASDAQ appeal.”

Concluded, Dr. Hayward, “As we projected last quarter, our growth is coming from cannabis, textiles and biotherapeutics. Looking ahead, we remain focused on growth supported by these business verticals. TheraCann’s ETCHTM BioTrace solution powered by our tagging platform is attracting the attention of large cannabis players. We will soon launch our CertainT® brand into the cotton apparel market. Initial product from our recently completed tagging program for Egyptian cotton is being used to build demand among brands and manufacturers. Our LineaRx subsidiary is increasingly being viewed within the biotech industry as a cleaner, higher-performing alternative to plasmid DNA production that is converting to increased order-flow. We have a burgeoning pipeline and growing scientific and intellectual property assets following the recent acquisition by LineaRx of the assets and IP of Vitatex, Inc. that further broaden our platform’s applicability in the potentially high-reward cancer diagnostic and therapeutic spaces. Just last week we submitted to the NIH our application for a 3-year, approximately $4 million SBIR Phase IIb grant to be matched with funding being sought from commercial 3rd parties, that, if granted, will fund the full commercialization of the Vitatex platform for early detection of non-hematologic cancers.”

Fiscal Third Quarter 2019 Financial Results:

•	Revenues increased 102% for the third quarter of fiscal 2019 to $2.1 million, compared with $1.0 million reported in the second quarter of fiscal 2018, and increased 164% from the $778 thousand reported in the second fiscal quarter ended March 31, 2019. The increase in revenues was due primarily to an increase in revenue from a licensing agreement in the cannabis industry of $1 million.

•	Total operating expenses decreased to $3.2 million for the second fiscal quarter of 2019, compared with $3.6 million in the prior fiscal year’s second quarter. This decrease is primarily attributable to approximately a $409 thousand decrease in payroll, due to a realignment of the sales force and reductions in overall headcount. This decrease in payroll was offset by an increase in legal and professional fees.

•	Net loss for the quarter ended June 30, 2019 was $1.5 million, or $0.04 per share, compared with a net loss of $2.9 million, or $0.10 per share, for the quarter ended June 30, 2018 and a net loss of $2.7 million, or $0.08 per share, for the quarter ended March 31, 2018.

•	Excluding non-cash expenses, Adjusted EBITDA was negative $1.2 million and a negative $2.5 million for the quarters ended June 30, 2019 and 2018, respectively. See below for information regarding non-GAAP measures.

Nine-Month Financial Highlights:

•	Revenues for the first nine months of fiscal 2019 totaled $3.7 million, an increase of 37% from $2.7 million from the same period in the prior fiscal year. The increase in revenues was due to an increase in service revenues of $1.4 million, or 92%, offset by a decrease in product revenues of $344 thousand, or 28%. The increase in service revenue was attributable to an increase in revenue of $1 million from the licensing agreement in the cannabis industry, as well as increases of $140 thousand for a pre-commercial feasibility project under the cooperation agreement with TheraCann entered into during 2018, $51 thousand for the government contract award and $143 thousand from pre-commercial pilots within the textile industry.
•	Effective October 1, 2018, the Company was required to adopt Accounting Standards Update (ASU; the “Update”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), utilizing the modified retrospective method. Had the Company not adopted the Update, the Company would have recognized additional revenue of approximately $851 thousand during the first nine months of fiscal 2019. This amount was primarily comprised of the recognition of $766 thousand during the nine months periods ended June 30, 2019, under a $1.15 million cotton order shipped in June 2018, with extended payment terms. The total cumulative impact of the Update that was recorded to opening retained earnings in fiscal 2019 was approximately $494 thousand. See Cumulative Effect Adjustment and the Impact on Current Period Financial Statements of Adopting Topic 606 attached.

•	Operating expenses for the nine months ended June 30, 2019 increased by $486 thousand or 5% for the same period last fiscal year. The increase is primarily attributable to an increase in stock-based compensation and legal and professional fees, offset by a decrease in payroll of $659 thousand.

•	Net loss for the nine months ended June 30, 2019 was $7.4 million or $0.21 per share, compared with a net loss of $8.2 million or $0.28 per share for the nine months ended June 30, 2018.

•	Excluding non-cash expenses and interest, Adjusted EBITDA for the nine months ended June 30, 2019 was a negative $6.1 million as compared to a negative $7.6 million for the same period in the prior fiscal year. See below for information regarding non-GAAP measures.

Fiscal Third Quarter 2019 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal third quarter-end 2019 results on Tuesday, August 13, 2019 at 4:30 PM ET. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live webcast: https://services.choruscall.com/links/apdn190808.html

Replay (available 1 hour following the conclusion of the live call through August 21, 2019):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10133063
•	Webcast replay: https://services.choruscall.com/links/apdn190808.html

For those investors unable to attend the live call, a copy of management’s PowerPoint presentation will be available for review under the ‘Events and Presentations’ section of the company’s Investor Relations web site: https://adnas.com/molecular-based-security/investors/

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

Applied DNA is a provider of molecular technologies that enable supply chain security, anti-counterfeiting and anti-theft technology, product genotyping and DNA mass production for diagnostics and therapeutics.

We make life real and safe by providing innovative, molecular-based technology solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

Common stock listed on NASDAQ under the symbol APDN, and warrants are listed under the symbol APDNW.

Forward-Looking Statements

The statements made by Applied DNA in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe Applied DNA’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, limited market acceptance, the uncertainties inherent in research and development, future clinical data and analysis, including whether any of Applied DNA’s product candidates will advance further in the preclinical research or clinical trial process, including receiving clearance from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies to conduct clinical trials and whether and when, if at all, they will receive final approval from the U.S. FDA or equivalent foreign regulatory agencies, shifting enforcement priorities of US federal laws relating to cannabis, ability to maintain its NASDAQ listing in light of delisting notices received and various other factors detailed from time to time in Applied DNA’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 18, 2018, as amended, and our subsequent quarterly reports on Form 10-Q filed on February 7, 2019, May 9, 2019 and August 13, 2019, and other reports we file with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Sanjay M. Hurry, 212-838-3777, LHA Investor Relations, shurry@lhai.com

Media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210, sforman@dgicomm.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2019	September 30, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$507,146	$1,659,564
Accounts receivable, net	243,557	1,485,938
Inventories	309,746	221,369
Prepaid expenses and other current assets	544,509	635,174
Total current assets	1,604,958	4,002,045

Property and equipment, net	265,295	419,774

Other assets:
Deposits	62,375	62,325
Goodwill	285,386	285,386
Intangible assets, net	767,129	864,203

Total Assets	$2,985,143	$5,633,733

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$1,171,172	$965,167
Deferred revenue	802,585	1,856,693

Total current liabilities	1,973,757	2,821,860

Long-term accrued liabilities	584,246	470,739
Secured convertible notes payable	2,215,668	1,586,631

Total liabilities	4,773,671	4,879,230

Commitments and contingencies

Stockholders’ (Deficit) Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of June 30, 2019 and September 30, 2018	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2019 and September 30, 2018	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2019 and September 30, 2018	-	-

Common stock, par value $0.001 per share; 500,000,000 shares authorized; 38,327,057 and 30,112,057 shares issued and outstanding as of June 30, 2019 and September 30, 2018, respectively	38,327	30,112
Additional paid in capital	253,444,993	249,090,474
Accumulated deficit	(255,271,848)	(248,366,083)

Total stockholders’ (deficit) equity	(1,788,528)	754,503
Total Liabilities and Stockholders’ (Deficit) Equity	$2,985,143	$5,633,733

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Product revenues	$392,599	$393,758	$885,736	$1,230,232
Service revenues	1,660,858	622,597	2,830,511	1,477,746
Total revenues	2,053,457	1,016,355	3,716,247	2,707,978

Cost of revenues	270,883	252,562	557,508	956,155

Operating expenses:
Selling, general and administrative	2,407,223	2,882,158	8,018,516	7,471,917
Research and development	719,668	625,006	2,080,610	2,034,886
Depreciation and amortization	87,315	122,999	320,039	425,927

Total operating expenses	3,214,206	3,630,163	10,419,165	9,932,730

LOSS FROM OPERATIONS	(1,431,632)	(2,866,370)	(7,260,426)	(8,180,907)

Other income (expense):
Interest (expense) income, net	(38,177)	-	(107,206)	-
Other expense	(8,102)	(21,353)	(31,356)	(36,738)

Loss before provision for income taxes

Provision for income taxes	—	—	—	—

NET LOSS	$(1,477,911)	$(2,887,723)	$(7,398,988)	$(8,217,645)

Net loss per share-basic and diluted	$(0.04)	$(0.10)	$(0.21)	$(0.28)

Weighted average shares outstanding-
Basic and diluted	38,113,391	30,112,057	34,970,862	29,290,555

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2019	2018	2019	2018

Net Loss	$(1,477,911)	$(2,887,723)	$(7,398,988)	$(8,217,645)
Interest expense (income), net	38,177	-	107,206	-
Depreciation and amortization	87,315	122,999	320,039	425,927
Stock based compensation expense (income)	154,304	238,738	911,642	184,806
Bad debt expense	-	3,434	(8,633)	20,552
Total non-cash items	279,796	365,171	1,330,254	631,285
Consolidated Adjusted EBITDA (loss)	$(1,198,115)	$(2,522,552)	$(6,068,734)	$(7,586,360)

APPLIED DNA SCIENCES, INC.

CUMULATIVE EFFECT ADJUSTMENT AND THE IMPACT ON CURRENT PERIOD FINANCIAL STATEMENTS OF ADOPTING TOPIC 606

(unaudited)

	Three months ended June 30, 2019 (unaudited)
	prior U.S. GAAP	Topic 606 impact	as reported

Statement of Operations
Revenues
Product	$392,599	$-	$392,599
Service	1,681,065	(20,207)	1,660,858
Total revenues	2,073,664	(20,207)	2,053,457

Cost of revenues	270,883	-	270,883
Loss from operations	(1,411,425)	(20,207)	(1,431,632)

	Nine months ended June 30, 2019 (unaudited)
	prior U.S. GAAP	Topic 606 impact	as reported

Statement of Operations
Revenues
Product	$1,651,928	$(766,192)	$885,736
Service	2,914,956	(84,445)	2,830,511
Total revenues	4,566,884	(850,637)	3,716,247

Cost of revenues	564,176	(6,668)	557,508
Loss from operations	(6,416,455)	(843,971)	(7,260,426)

Assets
Prepaids and other current assets	$551,178	$(6,669)	$544,509

Liabilities and stockholder's equity
Deferred Revenue	$452,139	$350,446	$802,585
Accumulated Deficit	(254,921,402)	(350,446)	(255,271,848)